Exhibit 99.1

Kandi Technologies Reports Full Year 2019 Financial Results

-   Full Year Revenues of $135.7 m, up 20.7% yoy

-   Full Year Off-road Vehicles Sales of $22.7 m, up 70.5% yoy

-   Full Year Operating Income of $0.9 m, compared with operating loss of $1.6m in 2018

JINHUA, CHINA-- (April 28, 2020) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the full year ended December 31, 2019.

Full Year 2019 Highlights

●	Total revenues were $135.7 million in 2019, an increase of 20.7% from total revenues of $112.4 million in 2018.

●	EV parts sales increased by 11.7% to $110.7 million in 2019, compared with EV parts sales of $99.1 million in 2018.

●	Off-road vehicles sales increased by 70.5% to $22.7 million in 2019, compared with off-road vehicles sales of $13.3 million in 2018.

●	Gross margin for the year ended December 31, 2019 was 18.7%, compared to 18.0% for the year ended December 31, 2018.

●	Operating income in 2019 was $0.9 million, compared with an operating loss of $1.6 million in 2018.

●	Net loss in 2019 was $7.2 million, or $0.14 loss per fully diluted share, compared with a net loss of $5.7 million, or $0.11 loss per fully diluted share in 2018.

●	As of December 31, 2019, working capital was $63.7 million; cash, cash equivalents, and restricted cash totaled $16.5 million.

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented: “Despite challenging market conditions, we delivered solid revenue growth of 20.7% year-over-year and improved gross margin to 18.7%.”

Hu continued, “During the year, we achieve two major strategic milestones that position us for strong growth in the years ahead. First, we completed the restructuring of the Affiliate Company, formerly defined as the JV Company by transferring 21.47% of its equity interests in the Affiliate Company to Geely for a total amount of RMB 516 million, or approximately $72.3 million. As a result of the completion of the equity transfer, Kandi’s 100% owned subsidiary Kandi Vehicles owns 22% of the Affiliate Company. The restructuring yielded us over $70 million, which will fund our other growth opportunities.”

“The second achievement was finalizing our transaction with Jinhua Economic and Technological Development Zone. Where Kandi’s Jinhua facility is located is required to be rebuilt into a central innovation District (CID) according to the Jinhua City Construction Plan, which resulted in relocation of the Company’s Jinhua facility. After two years of negotiation, we signed a real estate repurchase agreement with Jinhua Economic and Technological Development Zone in the first quarter of 2020. The Jinhua local government agreed to pay RMB 525 million, or approximately $75.6 million to purchase the land and facility. In addition, within the next eight years, the Jinhua local government will offer subsidies of no less than RMB 500 million, or approximately $71.9 million, based on Kandi Vehicle’s financial contribution to the local department of finance. This deal will yield significant cash, both currently and in future years, while enabling us to transfer production to a new, more modern and efficient facility. This deal frees up our old land for other development, and so is a win-win both for us and the local authorities.”

Concerning the current environment, Hu stated, “Coming off such a strong finish to 2019, we looked forward to more success in 2020, but the COVID-19 crisis has put the global economy on pause. Our foremost concern is the health and safety of our employees, customers, and business partners. As the pandemic unfolded, we immediately took action, such as closing our facilities and going to remote work when possible. Now, the pandemic appears under control in China, and we fully resumed production in the beginning of March.”

“The Chinese government has supported the EV industry during these turbulent times. Most importantly, state subsidies and tax breaks for new energy vehicles have been extended until the end of 2022, two years longer than the original expiration at the end of this year. This extension will encourage a more-rapid resumption of demand, and gives the whole industry more time to fully recover. We applaud the wisdom of the authorities in taking this long-term view. As an EV leader in China, we believe Kandi will benefit from this more supportive policy environment.”

Mr. Hu concluded, “Even as we focus in the near-term on business recovery, we are planning for strong growth over the long-term. In particular, our focus this year will be to make real progress on our smaller-city EV online ride-share operating platform with government-accredited ride-share vehicle service. Our partnership with Jinpeng is critical to this effort, and our collaboration is off to a good start. We look forward to building a compelling service that can drive high volume vehicles sales in the years ahead.”

Full Year 2019 Financial Results

Net Revenues and Gross Profit

	2019	2018	Y-o-Y%
Net Revenues (US$mln)	$135.7	$112.4	20.7%
Gross Profit (US$mln)	$25.4	$20.2	25.6%
Gross Margin	18.7%	18.0%	-

Net revenues for the full year 2019 increased 20.7% to $135.7 million from 2018. The increase in net revenues was mainly due to an increase in sales of EV parts and off-road vehicles. Gross margin for the full year 2019 expanded to 18.7%, compared with 18.0% in 2018. The increase in the gross margin was mainly due to higher selling prices for charging and exchange equipment, as well as an increased proportion of high-margin battery processing business.

Operating Income (Loss)

	2019	2018	Y-o-Y%
Operating Expenses (US$mln)	$24.5	$21.9	12.0%
Operating Income (Loss) (US$mln)	$0.9	($1.6)	-155.5%
Operating Margin	0.7%	-1.5%	-

Total operating expenses in 2019 were $24.5 million, compared with $21.9 million in 2018. The increase in operating expenses was due to higher general and administrative expenses.

Net Loss

	2019	2018	Y-o-Y%
Net Loss (US$mln)	$(7.2)	$(5.7)	26.2%
Loss per Weighted Average Common Share	$(0.14)	$(0.11)	-
Loss per Weighted Average Diluted Share	$(0.14)	$(0.11)	-

Net loss in 2019 was $7.2 million, compared with a net loss of $5.7 million in 2018. The increase in net loss was primarily attributable to increased operation cost of Hainan facility.

Full Year 2019 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Tuesday, April 28, 2020. Management will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-800-289-0438

●	International dial-in number: + 1-323-794-2423

●	Webcast and replay: http://public.viavid.com/index.php?id=139383

The live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations page on the Company's website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles") and its subsidiaries, SC Autosports, LLC, the wholly-owned subsidiary of Kandi in the United States and Fengsheng Automobile Technology Group Co., Ltd (formerly known as Kandi Electric Vehicles Group Co., Ltd., the “Affiliate Company”). Kandi Vehicles has established itself as one of China's leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China's leading automaker, jointly invested in the establishment of the Affiliate Company in order to develop, manufacture and sell pure electric vehicle ("EV") products. Geely Group (including its affiliate) and Kandi Vehicles currently holds 78% and 22% of the equity interests in the Affiliate Company, respectively. The Affiliate Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Investor Relations Contact:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
Phone: +1 (212) 551-3610
Email: IR@kandigroup.com

The Blueshirt Group

Mr. Gary Dvorchak

Email: gary@blueshirtgroup.com

Ms. Susie Wang
Phone: +86 (138) 1081-7454
Email: susie@blueshirtgroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

Current assets
Cash and cash equivalents	$5,490,557	$15,662,201
Restricted cash	11,022,078	6,690,870
Accounts receivable (net of allowance for doubtful accounts of $254,665 and $120,010 as of December 31, 2019 and December 31, 2018, respectively)	61,181,849	34,274,728
Inventories	27,736,566	21,997,868
Notes receivable	42,487,225	72,712
Notes receivable from the Affiliate Company and related party	-	3,861,032
Prepayments and prepaid expense	10,615,063	11,136,408
Amount due from the Affiliate Company, net	31,330,763	67,683,462
Other current assets	5,708,335	5,970,507
TOTAL CURRENT ASSETS	195,572,436	167,349,788

LONG-TERM ASSETS
Property, plant and equipment, net	74,407,858	82,045,923
Intangible assets	3,654,772	4,328,127
Land use rights, net	11,272,815	11,749,728
Investment in the Affiliate Company	47,228,614	128,929,893
Goodwill	28,270,400	28,552,215
Other long term assets	10,811,501	5,873,590
TOTAL Long-Term Assets	175,645,960	261,479,476

TOTAL ASSETS	$371,218,396	$428,829,264

CURRENT LIABILITIES
Accounts payable	$72,093,940	$112,309,683
Other payables and accrued expenses	6,078,041	4,251,487
Short-term loans	25,980,364	30,539,236
Notes payable	10,765,344	12,787,619
Income tax payable	1,796,601	3,471,366
Long term bank loans - current portion	13,779,641	-
Other current liabilities	1,379,808	1,463,486
Total Current Liabilities	131,873,739	164,822,877

LONG-TERM LIABILITIES
Long term bank loans	14,353,792	28,794,136
Deferred taxes liability	1,362,786	1,711,343
Contingent consideration liability	5,197,000	7,256,000
Other long-term liability	574,152	622,034
Total Long-Term Liabilities	21,487,730	38,383,513

TOTAL LIABILITIES	153,361,469	203,206,390

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,263,102 and 55,992,002 shares issued and 52,839,441 and 51,484,444 outstanding at December 31,2019 and December 31,2018, respectively	52,839	51,484
Less: Treasury stock (487,155 shares with average price of $5.09 and 0 shares at December 31, 2019 and December 31, 2018, respectively )	(2,477,965)	-
Additional paid-in capital	259,691,370	254,989,657
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at December 31, 2019 and December 31,2018, respectively)	(16,685,736)	(9,497,009)
Accumulated other comprehensive loss	(22,723,581)	(19,921,258)
TOTAL STOCKHOLDERS’ EQUITY	217,856,927	225,622,874

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$371,218,396	$428,829,264

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Year Ended
	December 31, 2019	December 31, 2018

REVENUES FROM UNRELATED PARTY, NET	$119,879,895	$63,707,518
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTY, NET	15,861,441	48,731,310

REVENUES, NET	135,741,336	112,438,828

COST OF GOODS SOLD	(110,310,427)	(92,191,383)

GROSS PROFIT	25,430,909	20,247,445

OPERATING EXPENSES:
Research and development	(6,207,747)	(10,084,378)
Selling and marketing	(4,070,001)	(3,189,022)
General and administrative	(14,243,625)	(8,612,393)
Total Operating Expenses	(24,521,373)	(21,885,793)

INCOME (LOSS) FROM OPERATIONS	909,536	(1,638,348)

OTHER INCOME (EXPENSE):
Interest income	791,888	1,324,812
Interest expense	(4,822,734)	(1,871,851)
Change in fair value of contingent consideration	(1,107,427)	3,405,864
Government grants	792,628	17,787,445
Gain from equity dilution in the Affiliate Company	4,263,764	-
Gain from equity sale in the Affiliate Company	20,438,986	-
Share of loss after tax of the Affiliate Company	(30,716,938)	(17,888,706)
Other income, net	1,569,311	956,839
Total other (expense) income, net	(8,790,522)	3,714,403

(LOSS) INCOME BEFORE INCOME TAXES	(7,880,986)	2,076,055

INCOME TAX BENEFIT (EXPENSE)	692,259	(7,770,754)

NET LOSS	(7,188,727)	(5,694,699)

OTHER COMPREHENSIVE LOSS
Foreign currency translation	(2,802,323)	(13,610,495)

COMPREHENSIVE LOSS	$(9,991,050)	$(19,305,194)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	52,337,308	51,188,647
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	52,337,308	51,188,647

NET LOSS PER SHARE, BASIC	$(0.14)	$(0.11)
NET LOSS PER SHARE, DILUTED	$(0.14)	$(0.11)

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Earning (Deficit)	Accumulated Other Comprehensive Income	Total
BALANCE AT DECEMBER 31, 2017	48,036,538	$48,037	$-	$233,055,348	$(3,802,310)	$(6,310,763)	$222,990,312
Stock issuance and award	3,447,906	3,447	-	21,934,309	-	-	21,937,756
Net loss	-	-	-	-	(5,694,699)	-	(5,694,699)
Foreign currency translation	-	-	-	-	-	(13,610,495)	(13,610,495)

BALANCE AT DECEMBER 31, 2018	51,484,444	$51,484	$-	$254,989,657	$(9,497,009)	$(19,921,258)	$225,622,874
Stock issuance and award	1,354,997	1,355	-	4,716,328	-	-	4,717,683
Stock buyback	-	-	(2,477,965)	-	-	-	(2,477,965)
Commission in stock buyback	-	-	-	(14,615)	-	-	(14,615)
Net loss	-	-	-	-	(7,188,727)	-	(7,188,727)
Foreign currency translation	-	-	-	-	-	(2,802,323)	(2,802,323)

BALANCE AT DECEMBER 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Year Ended
	December 31, 2019	December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,188,727)	$(5,694,699)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,202,869	4,326,296
Impairments	398,790	263,185
Allowance for doubtful accounts	137,387	(213,809)
Deferred taxes	(1,066,536)	4,815,774
Share of loss after tax of the Affiliate Company	30,716,938	17,888,706
Gain from equity dilution in the Affiliate Company	(4,263,764)	-
Gain from equity sale in the Affiliate Company	(20,438,986)	-
Reserve for fixed assets	-	(52,744)
Change in fair value of contingent consideration	1,107,427	(3,405,864)
Stock compensation cost	1,360,258	285,609

Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	(40,123,966)	(57,503,289)
Deferred taxes assets	-	375
Notes receivable	246,120	483,778
Notes receivable from the Affiliate Company and related party	434,329	6,231,669
Inventories	(6,458,104)	(5,243,388)
Other receivables and other assets	(8,200,714)	(31,373,831)
Due from employee	(8,217)	1,045
Advances to supplier and prepayments and prepaid expenses	4,379,925	(5,386,448)
Amount due from the Affiliate Company	8,803,542	(95,442,739)
Amount due from Affiliate Company-Longterm	-	15,907,183
Due from related party	-	159,405

Increase (Decrease) In:
Accounts payable	10,440,338	137,390,139
Other payables and accrued liabilities	6,069,133	60,736,669
Notes payable	(12,743,628)	(30,542,040)
Customer deposits	(26,166)	(104,047)
Income tax payable	(1,619,659)	822,422
Deferred income	(44,861)	(761,736)
Net cash (used in) provided by operating activities	$(29,886,272)	$13,587,621

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(526,336)	(582,872)
Purchases of land use rights and other intangible assets	-	(103,871)
Acquisition of Jinhua An Kao (net of cash received)	-	(3,555,766)
Acquisition of SC Autosports	-	486,954
Purchases of construction in progress	(71,862)	(418,755)
Reimbursement of capitalize interests for construction in progress	-	1,790,652
Cash received from equity sale in the Affiliate Company	31,850,822	-
Long Term Investment	-	1,436,217
Net cash provided by (used in) investing activities	$31,252,624	$(947,441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	34,746,352	32,503,855
Repayments of short-term bank loans	(38,944,869)	(33,259,759)
Repayments of long-term bank loans	(289,553)	(302,361)
Proceeds from notes payable	-	54,348,577
Repayment of notes payable	-	(58,588,036)
Stock buyback with commission	(2,492,579)	-
Net cash used in financing activities	$(6,980,649)	$(5,297,724)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(5,614,297)	7,342,456
Effect of exchange rate changes on cash	(226,139)	(1,099,881)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	22,353,071	16,110,496

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	16,512,635	22,353,071
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	5,490,557	15,662,201
-RESTRICTED CASH AT END OF PERIOD	11,022,078	6,690,870

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,994,526	2,056,670
Interest paid	1,738,656	1,708,766

SUPPLEMENTAL NON-CASH DISCLOSURES:
Acquisition of Jinhua An Kao by stock	-	20,718,859
Acquisition of SC Autosports by stock	-	756,664
Amount due from the Affiliate Company converted to investment in the Affiliate Company	-	82,393,493
Notes receivable from unrelated parties for equity transfer payment	42,853,834	-